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                                                                    EXHIBIT 10.2


               INITIAL PUBLIC OFFERING AND DISTRIBUTION AGREEMENT

         This INITIAL PUBLIC OFFERING AND DISTRIBUTION AGREEMENT (the "Agreement") is made and entered into as of June 26, 2000, by and between Methode Electronics, Inc., a Delaware corporation ("Methode"), and Stratos Lightwave, Inc., a Delaware corporation and a wholly-owned subsidiary of Methode ("Stratos"). Capitalized terms used and not otherwise defined herein are defined in Article 1 of this Agreement.

                                    RECITALS

         WHEREAS, Methode and Stratos have entered into that certain Master Separation Agreement, dated as of May 28, 2000 (the "Master Separation Agreement"), pursuant to which, among other things, Methode has contributed and transferred to Stratos, all of the capital stock and equity interests held by Methode in subsidiaries and other entities that conduct the Opto Business, and all other assets and liabilities associated with such business, in exchange for shares of Stratos Common Stock;

         WHEREAS, Methode and Stratos intend, for U.S. federal income tax purposes, that such contribution of assets and assumption of liabilities will qualify either as a tax-free reorganization under Section 368(a)(1)(D) of the Code or as a tax-free transfer of assets under Section 351(a) of the Code;

         WHEREAS, Methode currently owns all of the issued and outstanding Stratos Common Stock;

         WHEREAS, Stratos has previously filed the IPO Registration Statement with the SEC but it has not yet become effective;

         WHEREAS, the parties currently contemplate that, reasonably promptly following the execution of this Agreement, Stratos shall consummate the Initial Public Offering;

         WHEREAS, immediately following the consummation of the Initial Public Offering, Methode shall own approximately 86.1% of the outstanding shares of Stratos Common Stock (or approximately 84.3% if the underwriters exercise their over-allotment option in full in accordance with the Underwriting Agreement);

         WHEREAS, Methode currently contemplates that, following the closing of the Initial Public Offering, Methode will distribute to the holders of its stock by means of a pro rata distribution all of the shares of Stratos Common Stock owned by Methode (the "Distribution");

         WHEREAS, Methode and Stratos intend, for U.S. federal income tax purposes, that the Distribution will be tax-free to Methode and its stockholders (other than with respect to cash received in lieu of fractional shares) under Sections 355 and 361 of the Code; and


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         WHEREAS, the parties intend in this Agreement to set forth the arrangements between them regarding the Initial Public Offering and the Distribution.

         NOW, THEREFORE, in consideration of the foregoing, and the mutual covenants and agreements herein contained, the parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         For purposes of this Agreement, the following terms shall have the meanings ascribed to them below:

         "ABANDONMENT NOTICE" has the meaning set forth in Section 2.6.

         "AFFILIATE" means a Stratos Affiliate or a Methode Affiliate, as the case may be.

         "ANCILLARY AGREEMENTS" has the meaning set forth in the Master Separation Agreement.

         "ANNUAL FINANCIAL STATEMENTS" has the meaning set forth in
Section 4.1(a)(v).

         "BELOW THE THRESHOLD ACTION" has the meaning set forth in
Section 4.2(c).

         "BUSINESS" means the Stratos Business or the Methode Business, as the case may be.

         "BUSINESS DAY" means any day other than a Saturday, a Sunday, or a day on which banking institutions located in the State of Illinois are authorized or obligated by law or executive order to close.

         "CLAIM" has the meaning set forth in Section 5.7.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time, together with the rules and regulations promulgated thereunder.

         "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "DISPUTES" has the meaning set forth in Section 6.1.

         "DISPUTE NOTICE" means written notice of any dispute between Methode and Stratos arising out of or relating to this Agreement, which shall set forth, in reasonable detail, the nature of the dispute.

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         "DISTRIBUTION DATE" means the date determined by Methode, in its sole and absolute discretion, on which shares of Stratos Common Stock held by Methode are distributed in connection with the Distribution.

         "DISTRIBUTION REGISTRATION STATEMENT" means any and all registration statements, information statements or other documents filed by any party with the SEC in connection with any transaction constituting part of the Distribution, in each case as supplemented or amended from time to time.

         "EMPLOYEE BENEFIT PLAN ISSUANCE" shall have the meaning set forth in
Section 4.2(d).

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, together with the rules and regulations promulgated thereunder.

         "GAAP" means generally accepted accounting principles, consistently applied.

         "INDEMNIFYING PARTY" means a Person that is obligated to provide indemnification under this Agreement.

         "INDEMNITEE" means a Person that is entitled to seek indemnification under this Agreement.

         "INDEMNITY PAYMENT" means an amount that an Indemnifying Party is required to pay to an Indemnitee under this Agreement.

         "INITIAL PUBLIC OFFERING" means the initial public offering by Stratos of shares of Stratos Common Stock as contemplated by the IPO Registration Statement.

         "INSURANCE PROCEEDS" means the payment received by an insured from an insurance carrier or paid by an insurance carrier on behalf of the insured, net of any applicable premium adjustment and tax effect.

         "IPO REGISTRATION STATEMENT" means the Registration Statement on Form S-1, Registration No. 333-34864, filed by Stratos with the SEC in connection with the initial public offering, as it may be amended.

         "IRS" means Internal Revenue Service of the U.S. Department of Treasury or any successor agency.

         "LETTER RULING" means the advance letter rulings expected to be issued by the IRS to Methode regarding certain U.S. federal income tax consequences of the Distribution and other related transactions and any supplemental letter rulings issued by the IRS with respect thereto; provided, however, that the requesting party complied with the provisions of the Tax Sharing Agreement relating to requests for supplemental rulings and obtained any necessary approval of the other party thereto.

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         "LOSSES" means all claims, demands, damages, losses, liabilities, obligations, judgments, penalties, assessments, fines (civil or criminal), forfeitures, settlements, costs, expenses or fees (including reasonable attorneys' fees and court costs), of any nature or kind, whether or not the same would properly be reflected on a balance sheet, and "Loss" means any of these.

         "METHODE AFFILIATE" means a Person that, after giving effect to the Distribution, directly or indirectly through one or more intermediaries, is Controlled by Methode.

         "METHODE ANNUAL STATEMENTS" has the meaning set forth in
Section 4.1(c)(ii).

         "METHODE COMMON STOCK" means the Class A and Class B Stock of Methode.

         "METHODE CLASS A COMMON STOCK" means the Class A common stock, par value $.50 per share, of Methode.

         "METHODE CLASS B COMMON STOCK" means the Class B common stock, per value $.50 per share, of Methode.

         "METHODE BUSINESS" means any business or operations of Methode or any Methode Affiliates other than the Stratos Business.

         "METHODE DISCLOSURE PORTIONS" means all material set forth in, or incorporated by reference into, either the IPO Registration Statement or the Distribution Registration Statement, as applicable, to the extent relating exclusively to: (i) Methode and the Methode Affiliates (excluding Stratos and the Stratos Affiliates); (ii) the Methode Business; (iii) Methode's intentions with respect to the Distribution; or (iv) the terms of the Distribution, including, without limitation, the form, structure and terms of any transaction(s) and/or offering(s) to effect the Distribution and the timing of and conditions to the consummation of the Distribution.

         "METHODE PUBLIC FILINGS" has the meaning set forth in
Section 4.1(a)(xii).

         "METHODE TRANSFER AGENT" means Chase Mellon Shareholders Services, L.L.C., in its capacity as the transfer agent and registrar for the Methode Common Stock.

         "METHODE'S AUDITORS" has the meaning set forth in Section
4.1(c)(ii).

         "NOTICE" means any notice, request, claim, demand, or other communication under this Agreement.

         "OPTO BUSINESS" has the meaning set forth in the Master Separation Agreement.

         "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other entity, or any government or any department or agency or other unit thereof.

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         "QUARTERLY FINANCIAL STATEMENTS" has the meaning set forth in
Section 4.1(a)(iv).

         "REGULATION S-K" means Regulation S-K of the General Rules and Regulations promulgated by the SEC.

         "REGULATION S-X" means Regulation S-X of the General Rules and Regulations promulgated by the SEC.

         "REQUEST" has the meaning set forth in Section 5.7.

         "SEC" means the United States Securities and Exchange Commission or any successor agency.

         "SECTION 4.2(d) PER SHARE FAIR MARKET VALUE" means, as of any date of determination, (i) with respect to any share of Stratos Common Stock or any other share of Stratos Capital Stock quoted on the Nasdaq National Market or any other stock exchange or inter-dealer or other quotation system, the average of the closing prices of Stratos Common Stock or such other Stratos Capital Stock on the Nasdaq National Market or such other stock exchange or inter-dealer or other quotation system during the sixty (60) trading days immediately preceding such date of determination (it being understood and agreed that if any class of Stratos Common Stock or Stratos Capital Stock is traded and/or quoted on more than one stock exchange or inter-dealer or other quotation system, the calculation to be made pursuant to this clause (i) shall be based upon the closing prices of such class of Stratos Common Stock or Stratos Capital Stock on the stock exchange or inter-dealer or other quotation system which had the greatest average daily trading volume in shares of such class during the relevant sixty (60) trading day period), and (ii) with respect to any share of Stratos Capital Stock that is not publicly traded, the per share fair market value as determined by a nationally recognized investment banking firm mutually agreed by Stratos and Methode in their reasonable discretion.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, together with the rules and regulations promulgated thereunder.

         "SEPARATE COUNSEL" has the meaning set forth in Section 5.6(b).

         "STRATOS AFFILIATE" means a Person that, after giving effect to the Distribution, directly or indirectly through one or more intermediaries, is Controlled by, or is under common Control with Stratos.

         "STRATOS BUSINESS" means any business or operations of Stratos or any Stratos Affiliates, including, in all cases, any predecessor entities (including, without limitation, the Opto Business).

         "STRATOS CAPITAL STOCK" means all classes or series of capital stock of Stratos.

         "STRATOS COMMON STOCK" means the common stock, par value $.01 per share, of Stratos.

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         "STRATOS PUBLIC FILINGS" has the meaning set forth in
Section 4.1(a)(viii).

         "STRATOS TRANSFER AGENT" means ChaseMellon Shareholder Services, L.L.C., in its capacity as the transfer agent and registrar for the Stratos Common Stock.

         "STRATOS' AUDITORS" has the meaning set forth in Section 4.1(c)(i).

         "SUBSIDIARY" means with respect to any specified Person, any corporation or other legal entity of which such Person or any of its Subsidiaries Controls or owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interest entitled to vote with respect to the election of members to the board of directors or similar governing body; PROVIDED, HOWEVER, that for the purposes of this Agreement, neither Stratos nor any of the Subsidiaries of Stratos shall be deemed to be Subsidiaries of Methode or of any of the Subsidiaries of Methode.

         "TAX" or "TAXES" has the meaning set forth in the Tax Sharing
Agreement.

         "TAX-RELATED LOSSES" means: (i) all federal, state and local Taxes (including interest and penalties thereon) imposed pursuant to any settlement, final determination, judgment, claim, audit, examination, proceeding or otherwise; (ii) all accounting, legal and other professional fees, and court costs incurred in connection with such Taxes; and (iii) all costs and expenses that may result from adverse Tax consequences to Methode payable by Methode or Methode Affiliates.

         "TAX SHARING AGREEMENT" means the Tax Sharing and Indemnification Agreement to be entered into between Methode and Stratos.

         "THIRD-PARTY CLAIM" means any claim, suit, arbitration, inquiry, proceeding or investigation by or before any court, governmental or other regulatory or administrative agency or commission or any arbitration tribunal asserted by a Person other than Methode or any Methode Affiliate or Stratos or any Stratos Affiliate that gives rise to a right of indemnification hereunder.

         "UNDERWRITING AGREEMENT" means the Underwriting Agreement between Stratos and the underwriters relating to the Initial Public Offering, as amended from time to time.

                                    ARTICLE 2
                THE INITIAL PUBLIC OFFERING AND THE DISTRIBUTION.

         2.1. THE INITIAL PUBLIC OFFERING. Stratos shall consult with, and cooperate in all respects with, Methode in connection with the pricing of the Stratos Common Stock to be offered in the Initial Public Offering and shall, at Methode's direction, promptly take any and all actions necessary or desirable to consummate the Initial Public Offering, as contemplated by the IPO Registration Statement and the Underwriting Agreement.

         2.2. THE DISTRIBUTION. Methode currently intends to complete the Distribution by the later of (i) six (6) months from the date of the Initial Public Offering, or (ii) three (3) months

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from the date of a Letter Ruling from the IRS confirming that the Distribution is tax-free to Methode and its stockholders (other than with respect to cash received in lieu of fractional shares). Methode shall, in its sole and absolute discretion, determine whether to proceed with all or part of the Distribution and all terms of the Distribution, including, without limitation, the form, structure and terms of any transaction(s) and/or offering(s) to effect the Distribution and the timing of and conditions to the consummation of the Distribution. In addition, Methode may at any time and from time to time until the completion of the Distribution modify or change the terms of the Distribution, including, without limitation, by accelerating or delaying the timing of the consummation of all or part of the Distribution. Stratos shall cooperate with Methode in all respects to accomplish the Distribution and shall, at Methode's direction, promptly take any and all actions necessary or desirable to effect the Distribution, including, without limitation, the registration under the Securities Act of Stratos Common Stock on an appropriate registration form or forms to be designated by Methode, if required by applicable law. Methode shall select any investment banker(s) and manager(s) in connection with the Distribution, as well as any financial printer, solicitation and/or exchange agent and outside counsel for Methode; PROVIDED, HOWEVER, that nothing herein shall prohibit Stratos from engaging (at its own expense) its own financial, legal, accounting and other advisors in connection with the Distribution.

         2.3. CERTAIN STOCKHOLDER MATTERS. From and after the distribution of Stratos Common Stock in connection with any transaction(s) included as part of the Distribution and until such Stratos Common Stock is duly transferred in accordance with applicable law, Stratos shall regard the Persons receiving Stratos Common Stock in such transaction(s) as record holders of Stratos Common Stock in accordance with the terms of such transaction(s) without requiring any action on the part of such Persons. Stratos agrees that, subject to any transfers of such stock, (a) each such holder shall be entitled to receive all dividends payable on, and exercise voting rights and all other rights and privileges with respect to, the shares of Stratos Common Stock then held by such holder, and (b) each such holder shall be entitled, without any action on the part of such holder, to receive one or more certificates representing, or other evidence of ownership of, the shares of Stratos Common Stock then held by such holder. Methode shall cooperate, and shall instruct the Methode Transfer Agent to cooperate, with Stratos and the Stratos Transfer Agent, and Stratos shall cooperate, and shall instruct the Stratos Transfer Agent to cooperate, with Methode and the Methode Transfer Agent, in connection with all aspects of the Distribution and all other matters relating to the issuance and delivery of certificates representing, or other evidence of ownership of, the shares of Stratos Common Stock distributed to the holders of Methode Common Stock in connection with any transaction(s) included as part of the Distribution. Following the Distribution, Methode shall instruct the Methode Transfer Agent to deliver to the Stratos Transfer Agent true, correct and complete copies of the stock and transfer records reflecting the holders of Methode Common Stock receiving shares of Stratos Common Stock in connection with any transaction(s) included as part of the Distribution.

         2.4. PRIOR RELATIONSHIP. Stratos, with respect to Stratos and all of the Stratos Affiliates, and Methode, with respect to Methode and all of the Methode Affiliates, agree to take all commercially reasonable action to discontinue their respective uses as promptly as is commercially reasonable of any printed material that indicates an ownership or other relationship between or among Methode and Stratos or any of their respective Affiliates that has changed as a result of the Initial Public Offering, the Distribution or any other transactions contemplated hereby; PROVIDED, HOWEVER, that this Section 2.4 shall not prohibit the use of printed material containing appropriate and accurate references to such relationship.

         2.5. FURTHER ASSURANCES REGARDING THE DISTRIBUTION. In addition to the actions specifically provided for elsewhere in this Agreement, Stratos shall, at Methode's direction, use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things commercially reasonably necessary, proper or expeditious under applicable laws, regulations and agreements in order to consummate and make effective the Distribution as promptly as reasonably practicable. Without limiting the generality of the foregoing, Stratos shall, at Methode's direction, cooperate with Methode, and execute and deliver, or use all commercially reasonable efforts to cause to have executed and delivered, all instruments, including instruments of conveyance, assignment and transfer, and to make all filings with, and to obtain all consents, approvals or authorizations of, any domestic or foreign governmental or regulatory authority requested by Methode in order to consummate and make effective the Distribution.

         2.6. ABANDONMENT OF THE DISTRIBUTION. The parties expressly acknowledge and agree that Methode is not obligated in any respect to proceed with or complete the Distribution and that Methode may, in its sole and absolute discretion, at any time abandon its plans to proceed with or complete the Distribution. In the event that Methode so determines that it no longer intends to proceed with or complete the Distribution, Methode shall promptly after such determination provide to Stratos a written notification of such determination (an "Abandonment Notice"). Effective as of the date of the Abandonment Notice,
(a) Section 4.2 of this Agreement shall terminate, become null and void and have no further force and effect (it being expressly understood and agreed by the parties that such Section shall remain in full force and effect in the event that the Distribution has occurred on or prior to the date of the Abandonment Notice), and (b) Methode's rights, and Stratos' obligations, set forth in the Registration Rights Agreement shall immediately become effective.

                                    ARTICLE 3
                                    EXPENSES

         3.1 EXPENSES RELATING TO THE CONTRIBUTION, INITIAL PUBLIC OFFERING AND THE DISTRIBUTION. Except as otherwise provided in this Agreement, the Master Separation Agreement, any of the other Ancillary Agreements or any other agreement between the parties relating to the Contribution, the Initial Public Offering or the Distribution, all costs, fees and expenses in connection with the Contribution and the Initial Public Offering incurred on or after the Contribution Date and the fees payable to the investment banking firm engaged by Methode and Stratos in connection with the Distribution shall be paid by Stratos and all costs, fees and expenses incurred in connection with the Contribution and the Initial Public Offering incurred prior to the Contribution Date and all other costs, fees and expenses in connection with the Distribution shall be paid by Methode; PROVIDED, HOWEVER, that any internal costs incurred by either party or an Affiliate thereof shall be paid by the party that incurs such costs.


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                                    ARTICLE 4
                                CERTAIN COVENANTS

         4.1.  FINANCIAL AND OTHER INFORMATION.

         (a) STRATOS FINANCIAL INFORMATION. Stratos agrees that, for so long as Methode is required to consolidate Stratos' results of operations and financial position or to account for its investment in Stratos under the equity method of accounting (determined in accordance with GAAP):

         (i) Stratos shall, and shall cause each of its Subsidiaries to, maintain a system of internal accounting controls that will provide reasonable assurance that: (A) Stratos' and such Subsidiaries' books, records and accounts fairly reflect all transactions and dispositions of assets, and (B) the specific objectives of accounting control are achieved.

         (ii) Stratos shall, and shall cause each of its Subsidiaries to, maintain a fiscal year that coincides with Methode's fiscal year.

         (iii) Methode shall provide Stratos with reasonable advance notice of its corporate closing requirements, schedule and proposed filing dates, and Stratos shall deliver to Methode all schedules requested by Methode, consistent with Methode's corporate closing requirements and in a time consistent with Methode's corporate closing schedule.

         (iv) As soon as practicable, and in any event within thirty-five (35) days after the end of each of the first three fiscal quarters in each fiscal year of Stratos and no later than five (5) days before Stratos intends to file its Quarterly Financial Statements (as defined below) with the SEC, Stratos shall deliver to Methode drafts of (A) the consolidated financial statements of Stratos and its Subsidiaries (and notes thereto) for such periods and for the period from the beginning of the current fiscal year to the end of such quarter, setting forth in each case in comparative form for each such fiscal quarter of Stratos the consolidated figures (and notes thereto) for the corresponding quarter and periods of the previous fiscal year and all in reasonable detail and prepared in accordance with Article 10 of Regulation S-X, and
               (B) a discussion and analysis by management of Stratos' and its Subsidiaries' financial condition and results of operations for such fiscal period, including, without limitation, an explanation of any material adverse change, all in reasonable detail and prepared in accordance with Item 303(b) of Regulation S-K. The information set forth in (A) and (B) above is herein referred to as the "Quarterly Financial Statements." No later than the earlier of (x) two (2) Business Days prior to the date Stratos publicly files the Quarterly Financial Statements with the SEC or otherwise makes such Quarterly Financial Statements publicly available, or (y) two (2) Business Days prior to the date on which Methode has notified Stratos that it intends to file its quarterly financial statements with the


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               SEC, Stratos shall deliver to Methode the final form of the
               Quarterly Financial Statements certified by the chief financial officer of Stratos as presenting fairly, in all material respects, the financial condition and results of operations of Stratos and its Subsidiaries; PROVIDED, HOWEVER, that Stratos may continue to revise such Quarterly Financial Statements prior to the filing thereof in order to make corrections and changes which revisions shall be delivered by Stratos to Methode as soon as practicable; and, PROVIDED, FURTHER, that Methode and Stratos financial representatives shall actively consult with each other regarding any changes (whether or not substantive) that Stratos may consider making to its Quarterly Financial Statements and related disclosures during the three (3) Business Days immediately prior to any anticipated filing with the SEC, and Stratos shall obtain Methode's consent prior to making any change to Stratos' Quarterly Financial Statements or related disclosures that would have an effect upon Methode's financial statements or related disclosures. In addition, no Quarterly Financial Statement or any other document that refers, or contains information with respect, to the ownership of Stratos by Methode, the separation of Stratos from Methode or the Distribution shall be filed with the SEC or otherwise made public by Stratos or any of its Subsidiaries without Methode's prior written consent.

         (v) Stratos shall deliver to Methode as soon as practicable, and in any event within sixty (60) days after the end of each fiscal year of Stratos and no later than ten (10) days before Stratos intends to file its Annual Financial Statements (as defined below) with the SEC, (A) drafts of the consolidated financial statements of Stratos (and notes thereto) for such fiscal year, setting forth in each case in comparative form the consolidated figures (and notes thereto) for the previous fiscal year and all in reasonable detail and prepared in accordance with Regulation S-X, and (B) a discussion and analysis by management of Stratos' and its Subsidiaries' financial condition and results of operations for such year, including, without limitation, an explanation of any material adverse change, all in reasonable detail and prepared in accordance with Item 303(a) of Regulation S-K. The information set forth in (A) and (B) above is herein referred to as the "Annual Financial Statements." Stratos shall deliver to Methode all revisions to such drafts as soon as any such revisions are prepared or made. No later than the earlier of
               (x) five (5) Business Days prior to the date Stratos publicly files the Annual Financial Statements with the SEC or otherwise makes such Annual Financial Statements publicly available, or (y) five (5) Business Days prior to the date on which Methode has notified Stratos that it intends to file its annual financial statements with the SEC, Stratos shall deliver to Methode the final form of the Annual Financial Statements certified by the chief financial officer of Stratos as presenting fairly, in all material respects, the financial condition and results of operations of Stratos and its Subsidiaries; PROVIDED, HOWEVER, that Stratos may continue to revise such Annual Financial Statements prior to the filing thereof in order to make corrections and changes which revisions shall be delivered by Stratos to Methode as soon as practicable; and, PROVIDED, FURTHER, that Methode and Stratos financial representatives shall actively consult with each other regarding any changes

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               (whether or not substantive) that Stratos may consider making to its Annual Financial Statements and related disclosures during the three (3) Business Days immediately prior to any anticipated filing with the SEC, and Stratos shall obtain Methode's consent prior to making any change to Stratos' Annual Financial Statements or related disclosures that would have an effect upon Methode's financial statements or related disclosures. In addition, no Annual Financial Statement or any other document that refers, or contains information with respect, to the ownership of Stratos by Methode, the separation of Stratos from Methode or the Distribution shall be filed with the SEC or otherwise made public by Stratos or any of its Subsidiaries without Methode's prior written consent. In any event, Stratos shall deliver to Methode, no later than seventy-five (75) days after the end of each fiscal year of Stratos, the final form of the Annual Financial Statements accompanied by an opinion thereon by Stratos' independent certified public accountants.

         (vi) Stratos shall deliver to Methode all Quarterly and Annual Financial Statements of each Subsidiary of Stratos that is itself required to file financial statements with the SEC or otherwise make such financial statements publicly available, with such financial statements to be provided in the same manner and detail and on the same time schedule as those financial statements of Stratos required to be delivered to Methode pursuant to this
               Section 4.1.

         (vii) All information provided by Stratos or any of its Subsidiaries to Methode pursuant to Sections 4.1(a)(iii) through (vi) inclusive shall be consistent in terms of format and detail and otherwise with the procedures in effect on the date hereof with respect to the provision of such financial information by the Stratos Business and/or Stratos and its Subsidiaries, as applicable, to Methode (and, where appropriate, as presently presented in financial reports to Methode's Board of Directors), with such changes therein as may be requested by Methode from time to time consistent with changes in reporting by divisions and Subsidiaries of Methode.

        (viii) Stratos and each of its Subsidiaries that files information with the SEC shall deliver to Methode (A) as soon as the same are prepared, substantially final drafts of: (x) all reports, notices and proxy and information statements to be sent or made available by Stratos or any of its Subsidiaries to their security holders,
               (y) all regular, periodic and other reports to be filed under Sections 13, 14 and 15 of the Exchange Act (including Reports on Forms 10-K, 10-Q and 8-K and Annual Reports to Shareholders), and
               (z) all registration statements and prospectuses to be filed by Stratos or any of its Subsidiaries with the SEC or any securities exchange pursuant to the listed company manual (or similar requirements) of such exchange (collectively, the documents identified in clauses (x), (y) and (z) are referred to herein as "Stratos Public Filings"), and (B) as soon as practicable, but in no event later than five (5) Business Days prior to the date the same are printed, sent or filed, whichever is earliest, final copies of all such Stratos Public Filings;

               PROVIDED, HOWEVER, that Stratos may continue to revise such Stratos Public Filings prior to the filing thereof in order to make corrections and changes which revisions shall be delivered by Stratos to Methode as soon as practicable; and, PROVIDED, FURTHER, that Methode and Stratos financial representatives shall actively consult with each other regarding any changes (whether or not substantive) that Stratos may consider making to any of its Stratos Public Filings and related disclosures prior to any anticipated filing with the SEC, and Stratos shall obtain Methode's consent prior to making any change to its Stratos Public Filings or related disclosures that would have an effect upon Methode's financial statements or related disclosures. In addition, no Stratos Public Filings or any other document which refers, or contains information with respect, to the ownership of Stratos by Methode, the separation of Stratos from Methode or the Distribution shall be filed with the SEC or otherwise made public by Stratos or any of its Subsidiaries without Methode's prior written consent.

         (ix) Stratos shall, as promptly as practicable, deliver to Methode copies of all annual and other budgets and financial projections (consistent in terms of format and detail and otherwise with the procedures in effect on the date hereof) relating to Stratos or any of its Subsidiaries and shall provide Methode an opportunity to meet with management of Stratos to discuss such budgets and projections.

         (x) With reasonable promptness, Stratos shall deliver to Methode such additional financial and other information and data with respect to Stratos and its Subsidiaries and their business, properties, financial positions, results of operations and prospects as from time to time may be reasonably requested by Methode.

         (xi) Prior to issuance, Stratos shall deliver to Methode copies of substantially final drafts of all press releases and other statements to be made available by Stratos or any of its Subsidiaries to Stratos employees or any of its Subsidiaries or to the public concerning material developments in the business, properties, earnings, results of operations, financial condition or prospects of Stratos or any of its Subsidiaries or the relationship between (A) Stratos or any of its Subsidiaries and
               (B) Methode or any of its Affiliates. In addition, prior to the issuance of any such press release or public statement, Stratos shall consult with Methode regarding any changes (other than typographical or other similar minor changes) to such substantially final drafts. Immediately following the issuance thereof, Stratos shall deliver to Methode copies of final drafts of all press releases and other public statements. Stratos and Methode will consult with each other as to the timing of their annual and quarterly earnings releases and will give each other an opportunity to review the information therein relating to Stratos and its Subsidiaries and to comment thereon.

         (xii) Stratos shall cooperate fully, and cause its accountants to cooperate, with Methode to the extent reasonably requested by Methode in the preparation of Methode's public earnings releases, quarterly reports on Form 10-Q, Annual Reports to Shareholders, Annual Reports on Form 10-K, any Current Reports on Form 8-K and any other proxy, information and registration statements, reports, notices, prospectuses and any other filings made by Methode with the SEC, any national securities exchange or otherwise made publicly available (collectively, "Methode Public Filings"). Stratos agrees to provide to Methode all information that Methode reasonably requests in connection with any Methode Public Filings or that, in the judgment of Methode's legal counsel, is required to be disclosed or incorporated by reference therein under any law, rule or regulation. Such information shall be provided by Stratos in a timely manner on the dates reasonably requested by Methode (which may be earlier than the dates on which Stratos otherwise would be required hereunder to have such information available) to enable Methode to prepare, print and release all Methode Public Filings on such dates as Methode shall determine. Stratos shall cause its accountants to consent to any reference to them as experts in any Methode Public Filings required under any law, rule or regulation. If and to the extent reasonably requested by Methode, Stratos shall diligently and promptly review all drafts of such Methode Public Filings and prepare in a diligent and timely fashion any portion of such Methode Public Filing pertaining to Stratos. Prior to any printing or public release of any Methode Public Filing, an appropriate executive officer of Stratos shall, if requested by Methode, certify that the information relating to Stratos, any Stratos Affiliate or the Stratos Business in such Methode Public Filing is accurate, true and correct in all material respects. Unless required by law, rule or regulation, Stratos shall not publicly release any financial or other information which conflicts with the information with respect to Stratos, any Stratos Affiliate or the Stratos Business that is included in any Methode Public Filing without Methode's prior written consent. Prior to the release or filing thereof, Methode shall provide Stratos with a draft of any portion of a Methode Public Filing containing information relating to Stratos and its Subsidiaries and shall give Stratos an opportunity to review such information and comment thereon; provided that Methode shall determine in its sole discretion the final form and content of all Methode Public Filings.

         (b) Methode shall cooperate fully, and cause its accountants to cooperate fully, with Stratos to the extent reasonably requested by Stratos in the preparation of any Stratos Public Filings. Methode agrees to provide to Stratos all information that Stratos reasonably requests in connection with any Stratos Public Filings or that, in the judgment of Stratos' legal counsel, is required to be disclosed or incorporated by reference therein under any law, rule or regulation. Such information shall be provided by Methode in a timely manner on the dates reasonably requested by Stratos (which may be earlier than the dates on which Methode otherwise would be required hereunder to have such information available) to enable Stratos to prepare, print and release all Stratos Public Filings on such dates as Stratos shall determine. Methode shall cause its accountants to consent to any reference to them as experts in any Stratos Public Filings required under any law, rule or regulation. If and to the extent reasonably requested by Stratos, Methode shall diligently and promptly review all drafts of such Stratos Public Filings and prepare in a diligent and timely fashion any portion of such Stratos Public Filing pertaining to Methode. Prior to any printing or public release of any Stratos Public Filing, an appropriate executive officer of Methode shall, if requested by Stratos, certify that the information relating to Methode, any Methode Affiliate or any of their respective businesses in such Stratos Public Filing is accurate, true and correct in all material respects. Unless required by law, rule or regulation, Methode shall not publicly release any financial or other information which conflicts with the information with respect to Methode, any Methode Affiliate or any of their respective businesses that is included in any Stratos Public Filing without Stratos' prior written consent. Prior to the release or filing thereof, Stratos shall provide Methode with a draft of any portion of a Stratos Public Filing containing information relating to Methode and its Subsidiaries and shall give Methode an opportunity to review such information and comment thereon; PROVIDED, HOWEVER, that Stratos shall determine in its sole discretion the final form and content of all Stratos Public Filings.

         (c) AUDITORS AND AUDITS; ANNUAL STATEMENTS AND Accounting. Stratos agrees that, for so long as Methode is required to consolidate Stratos' results of operations and financial position or to account for its investment in Stratos under the equity method of accounting (in accordance with GAAP):

         (i) Stratos shall not select a different accounting firm than Ernst & Young, LLP, to serve as its (and its Subsidiaries') independent certified public accountants ("Stratos' Auditors") without Methode's prior written consent (which shall not be unreasonably withheld).

         (ii) Stratos shall use its reasonable best efforts to enable the Stratos' Auditors to complete their audit such that they will date their opinion on Stratos' audited annual financial statements on the same date that Methode's independent certified public accountants ("Methode's Auditors") date their opinion on Methode's audited annual financial statements (the "Methode Annual Statements"), and to enable Methode to meet its timetable for the printing, filing and public dissemination of the Methode Annual Statements.

         (iii) Stratos shall provide to Methode on a timely basis all information that Methode reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of the Methode Annual Statements. Without limiting the foregoing, Stratos will provide all required financial information with respect to Stratos and its Subsidiaries to Stratos' Auditors in a sufficient and reasonable time and in sufficient detail to permit Stratos' Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to Methode's Auditors with respect to information to be included in the Methode Annual Statements.

         (iv) Stratos shall authorize Stratos' Auditors to make available to Methode's Auditors both the personnel who performed or are performing the annual audit of Stratos and work papers related to the annual audit of Stratos, in all cases within a reasonable time prior to Stratos' Auditors' opinion date, so that Methode's

               Auditors are able to perform the procedures they consider necessary to take responsibility for the work of Stratos' Auditors as it relates to Methode's Auditors' report on Methode's statements, all within sufficient time to enable Methode to meet its timetable for the printing, filing and public dissemination of the Methode Annual Statements.

         (v) Stratos shall provide Methode's internal auditors access to Stratos' and its Subsidiaries, books and records so that Methode may conduct reasonable audits relating to the financial statements provided by Stratos pursuant hereto as well as to the internal accounting controls and operations of Stratos and its Subsidiaries.

         (vi) Stratos shall give Methode as much prior notice as reasonably practical of any proposed determination of, or any significant changes in, its accounting estimates or accounting principles from those in effect on the date hereof. Stratos will consult with Methode and, if requested by Methode, Stratos will consult with Methode's independent public accountants with respect thereto. Stratos will not make any such determination or changes without Methode's prior written consent if such a determination or a change would be sufficiently material to be required to be disclosed in Stratos' financial statements as filed with the SEC or otherwise publicly disclosed therein.

         (vii) Notwithstanding clause (vi) above, Stratos shall make any changes in its accounting estimates or accounting principles that are requested by Methode in order for Stratos' accounting estimates and principles to be consistent with those of Methode.

         Nothing in this Section 4.1 shall require Stratos to violate any agreement with any of its customers regarding the confidentiality of commercially sensitive information relating to that customer or its business; provided that in the event Stratos is required under this Section 4.1 to disclose any such information, Stratos shall use all commercially reasonable efforts to seek to obtain such customer's consent to the disclosure of such information.

         4.2. OTHER COVENANTS. Stratos hereby covenants and agrees that, for so long as Methode beneficially owns at least fifty percent (50%) of the outstanding shares of Stratos Common Stock, or until this Section 4.2 is terminated pursuant to Section 2.6 hereof:

         (a) Stratos shall not, without Methode's prior written consent (which it may withhold in its sole and absolute discretion), take, or cause to be taken, directly or indirectly, any action, including making or failing to make any election under the law of any state, which has the effect, directly or indirectly, of restricting or limiting Methode's ability to freely sell, transfer, assign, pledge or otherwise dispose of shares of Stratos Common Stock or, other than as provided in a stockholder rights plan approved in advanced by Methode, would restrict or limit the rights of any transferee of Methode as a holder of Stratos Common Stock. Without limiting the foregoing, Stratos shall not, without Methode's prior written consent (which it may withhold in its sole and absolute discretion), (i) amend, supplement, restate, modify or alter any stockholder rights plan adopted by Stratos in any manner that would result in (A) the ownership of Stratos Common Stock by Methode causing the rights thereunder to detach or become exercisable and/or (B) Methode and its transferees not being entitled to the same rights thereunder as other holders of Stratos Common Stock, or (ii) take any action, or take any action to recommend to its stockholders any action, which would, among other things, limit the legal rights of, or deny any benefit to, Methode as a Stratos stockholder in a manner not applicable to Stratos stockholders generally.

         (b) Stratos shall not, without Methode's prior written consent (which it may withhold in its sole and absolute discretion), issue any shares of Stratos Capital Stock or any rights, warrants or options to acquire Stratos Capital Stock (including, without limitation, securities convertible or exchangeable for Stratos Capital Stock), if after giving effect to such issuances and considering all of the shares of Stratos Capital Stock acquirable pursuant to such rights, warrants and options to be outstanding on the date of such issuance (whether or not then exercisable), Methode would own less than eighty and one-half percent (80.5%) of the then outstanding shares of Stratos Common Stock.

         (c) Subject to Section 4.2(d), if Methode determines in its sole discretion that Stratos has taken, is taking or will or will likely undertake any action, including, without limitation, the issuance or distribution of any equity securities, that has or will or will (including when taken with other actions by any Person) likely result in Methode owning less than eighty and one-half percent (80.5%) of the then outstanding shares of Stratos Capital Stock (a "Below the Threshold Action"), (i) Stratos shall, at Methode's option, (x) upon notice from Methode immediately seek to reverse any such action already taken, cease any such action being taken or not take any future action, as the case may be, in each case to the satisfaction of Methode or (y) issue or otherwise distribute to Methode, at no cost to Methode, additional equity securities such that, after the consummation of any such action Methode will again or will continue to (as the case may be) own not less than eighty and one-half percent (80.5%) of the then outstanding shares of Stratos Capital Stock, or (ii) Methode shall have the right to purchase shares of Stratos Capital Stock on the open market or from third parties sufficient to ensure that after the consummation of any such action Methode will again or will continue to (as the case may be) own not less than eighty and one-half percent (80.5%) of the then outstanding shares of Stratos Capital Stock, and Stratos shall promptly reimburse Methode for the purchase price of such shares of Stratos Capital Stock, together with all fees, commissions and other expenses incurred by Methode in making such purchase.

         (d) If Methode determines in its sole discretion that Stratos has taken, is taking or will or will likely undertake a Below the Threshold Action after the second anniversary of the closing date of the Initial Public Offering consisting solely of, or solely as a result of, the issuance of Stratos Common Stock under Stratos' 2000 Stock Option Plan as such plan is in effect on such closing date (an "Employee Benefit Plan Issuance"): (i) Stratos shall have no obligation to comply with Section 4.2(c)(i)(x); (ii) any additional equity securities of Stratos required to be issued or otherwise distributed by Stratos to Methode in accordance with Section 4.2(c)(i)(y) shall be issued to Methode at a price per share equal to the Section 4.2(d) Per Share Fair Market Value; and
(iii) Stratos shall have no obligation to reimburse Methode for purchases by Methode of Stratos Capital Stock on the open market or from third parties in accordance with Section 4.2(c)(ii); PROVIDED, HOWEVER, that this Section 4.2(d) shall be of no force and effect and Section 4.2(c) shall continue to apply to any Below the Threshold Action if Methode determines, in its reasonable discretion, that (x) the Below the Threshold Action is not solely attributable to an Employee Benefit Plan Issuance or (y) it cannot in good faith determine whether the Below the Threshold Action is solely attributable to an Employee Benefit Plan Issuance.

                                    ARTICLE 5
                                 INDEMNIFICATION

         5.1. INDEMNIFICATION BY STRATOS. Subject to Section 5.3, Stratos shall indemnify, defend and hold harmless Methode, all Methode Affiliates and each of their respective directors, officers and employees (in their capacities as such), from and against:

         (a) all Losses relating to, arising out of, or due to, directly or indirectly, any breach by Stratos or any Stratos Affiliate of any of the provisions of this Agreement;

         (b) all Losses relating to, arising out of, or due to, directly or indirectly, any incorrect, inaccurate or incomplete financial and other information provided by Stratos or any Stratos Affiliate to Methode pursuant to
Section 4.1 of this Agreement;

         (c) all Losses relating to, arising out of, or due to any untrue statement or alleged untrue statement of a material fact contained in, or incorporated by reference into, the IPO Registration Statement or the omission or alleged omission to state (whether pursuant to direct statement or incorporation by reference) in the IPO Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading other than with respect to the Methode Disclosure Portions; and

         (d) all Losses relating to, arising out of, or due to any untrue statement or alleged untrue statement of a material fact contained in, or incorporated by reference into, the Distribution Registration Statement or the omission or alleged omission to state (whether pursuant to direct statement or incorporation by reference) in the Distribution Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading other than with respect to the Methode Disclosure Portions.

         5.2. INDEMNIFICATION BY METHODE. Subject to Section 5.3, Methode shall indemnify, defend, and hold harmless Stratos, all Stratos Affiliates, and each of their respective directors, officers and employees (in their capacities as such), from and against:

         (a) all Losses relating to, arising out of, or due to, directly or indirectly, any breach by Methode or any Methode Affiliate of any of the provisions of this Agreement;

         (b) all Losses relating to, arising out of, or due to, directly or indirectly, any incorrect, inaccurate or incomplete financial and other information provided by Methode or any Methode Affiliate to Stratos pursuant to
Section 4.1 of this Agreement;

         (c) all Losses relating to, arising out of, or due to any untrue statement or alleged untrue statement of a material fact contained in, or incorporated by reference into, the Methode Disclosure Portions of the IPO Registration Statement or the omission or alleged omission to state (whether pursuant to direct statement or incorporation by reference) in the Methode Disclosure Portions of the IPO Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading; and

         (d) all Losses relating to, arising out of, or due to any untrue statement or alleged untrue statement of a material fact contained in, or incorporated by reference into, the Methode Disclosure Portions of the Distribution Registration Statement or the omission or alleged omission to state (whether pursuant to direct statement or incorporation by reference) in the Methode Disclosure Portions of the Distribution Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading.

         5.3.  OTHER LIABILITIES.

         (a) This Article 5 shall not apply to any Tax-Related Losses or other Tax matters (which shall be governed by the Tax Sharing Agreement) to the extent that such application would give rise to duplicative payments.

         (b) This Article 5 shall not be applicable to any Losses relating to, arising out of, or due to any breach of the provisions of any other contract, agreement or understanding between Methode or any Methode Affiliate and Stratos or any Stratos Affiliate, including, without limitation, the Master Separation Agreement, the Tax Sharing Agreement and any of the other Ancillary Agreements, which Losses shall be governed by the terms of such contract, agreement or understanding.

         5.4.  TAX EFFECTS OF INDEMNIFICATION.

         (a) Any indemnification payment made under this Agreement shall be characterized for tax purposes, as if such payment were made immediately prior to the Distribution Date, except to the extent otherwise required by the Tax Sharing Agreement.

         (b) The amount of any Loss for which indemnification is provided under this Agreement shall be (i) increased to take account of net Tax cost, if any, incurred by the Indemnitee arising from the receipt or accrual of an Indemnity Payment hereunder (grossed up for such increase) and (ii) reduced to take account of net Tax benefit, if any, realized by the Indemnitee arising from incurring or paying such Loss. In computing the amount of any such Tax cost or Tax benefit, the Indemnitee shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt or accrual of any Indemnity Payment hereunder or incurring or paying any indemnified Loss. Any Indemnity Payment hereunder shall initially be made without regard to this Section 5.4 and shall be increased or reduced to reflect any such net Tax cost (including gross-up) or net Tax benefit only after the Indemnitee has actually realized such cost or benefit. For purposes of this Agreement, an Indemnitee shall be deemed to have "actually realized" a net Tax cost or a net Tax benefit to the extent that, and at such time as, the amount of Taxes payable by such Indemnitee is increased above or reduced below, as the case may be, the amount of Taxes that such Indemnitee would be required to pay but for the receipt or accrual of the Indemnity Payment or the incurrence or payment of such Loss, as the case may be. The amount of any increase or reduction hereunder shall be adjusted to reflect any final determination (which shall include the execution of Form 870-AD or successor form) with respect to the Indemnitee's liability for Taxes, and payments between Methode and Stratos to reflect such adjustment shall be made if necessary.

         5.5. EFFECT OF INSURANCE UPON INDEMNIFICATION. The amount which an Indemnifying Party is required to pay to any Indemnitee pursuant to this Article 5 shall be reduced (including retroactively) by any Insurance Proceeds and other amounts actually recovered by such Indemnitee in reduction of the related Loss, it being understood and agreed that each of Stratos and Methode shall use commercially reasonable efforts to collect any such proceeds or other amounts to which it or any of its Affiliates is entitled, without regard to whether it is the Indemnifying Party hereunder. No Indemnitee shall be required, however, to collect any such proceeds or other amounts prior to being entitled to indemnification from an Indemnifying Party hereunder. If an Indemnitee receives an Indemnity Payment in respect of a Loss and subsequently receives Insurance Proceeds or other amounts in respect of such Loss, then such Indemnitee shall pay to such Indemnifying Party an amount equal to the difference between (a) the sum of the amount of such Indemnity Payment and the amount of such Insurance Proceeds or other amounts actually received and (b) the amount of such Loss, in each case adjusted (at such time as appropriate adjustment can be determined) to reflect any premium adjustment attributable to such claim.

         5.6.  PROCEDURE FOR INDEMNIFICATION INVOLVING THIRD-PARTY CLAIMS.

         (a) NOTICE OF CLAIM. If any Indemnitee receives notice of the assertion of any Third- Party Claim with respect to which an Indemnifying Party is obligated under this Agreement to provide indemnification, such Indemnitee shall give such Indemnifying Party notice thereof (together with a copy of such Third-Party Claim, process or other legal pleading) promptly after becoming aware of such Third-Party Claim; PROVIDED, HOWEVER, that the failure of any Indemnitee to give notice as provided in this Section shall not relieve any Indemnifying Party of its obligations under this Article 5, except to the extent that such Indemnifying Party is actually prejudiced by such failure to give notice. Such notice shall describe such Third-Party Claim in reasonable detail.

         (b) OBLIGATION OF INDEMNIFYING PARTY. An Indemnifying Party, at such Indemnifying Party's own expense and through counsel chosen by such Indemnifying Party (which counsel shall be reasonably acceptable to the Indemnitee), may elect to defend any Third-Party Claim. If an Indemnifying Party elects to defend a Third-Party Claim, then, within ten (10) Business Days after receiving notice of such Third-Party Claim (or sooner, if the nature of such Third-Party Claim so requires), such Indemnifying Party shall notify the Indemnitee of its intent to do so, and such Indemnitee shall cooperate in the defense of such Third-Party Claim. Such Indemnifying Party shall pay such Indemnitee's reasonable out-of-pocket expenses incurred in connection with such cooperation. Such Indemnifying Party shall keep the Indemnitee reasonably informed as to the status of the defense of such Third-Party Claim. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third-Party Claim, such Indemnifying Party shall not be liable to such Indemnitee under this Article 5 for any legal or other expenses subsequently incurred by such Indemnitee in connection with the defense thereof other than those expenses referred to in the preceding sentence; PROVIDED, HOWEVER, that such Indemnitee shall have the right to employ one law firm as counsel, together with a separate local law firm in each applicable jurisdiction ("Separate Counsel"), to represent such Indemnitee in any action or group of related actions (which firm or firms shall be reasonably acceptable to the Indemnifying Party) if, in such Indemnitee's reasonable judgment at any time, either a conflict of interest between such Indemnitee and such Indemnifying Party exists in respect of such claim, or there may be defenses available to such Indemnitee which are different from or in addition to those available to such Indemnifying Party and the representation of both parties by the same counsel would be inappropriate, and in that event (i) the reasonable fees and expenses of such Separate Counsel shall be paid by such Indemnifying Party (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one Separate Counsel (excluding local counsel) with respect to any Third-Party Claim (even if against multiple Indemnitees)) and (ii) each of such Indemnifying Party and such Indemnitee shall have the right to conduct its own defense in respect of such claim. If an Indemnifying Party elects not to defend against a Third- Party Claim, or fails to notify an Indemnitee of its election as provided in this Article 5 within the period of ten (10) Business Days described above, the Indemnitee may defend, compromise, and settle such Third-Party Claim and shall be entitled to indemnification hereunder (to the extent permitted hereunder); PROVIDED, HOWEVER, that no such Indemnitee may compromise or settle any such Third-Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, the Indemnifying Party shall not, without the prior written consent of the Indemnitee, (i) settle or compromise any Third-Party Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnitee of a written release from all liability in respect of such Third-Party Claim or (ii) settle or compromise any Third-Party Claim in any manner that would be reasonably likely to have a material adverse effect on the Indemnitee.

         (c) JOINT DEFENSE OF CERTAIN CLAIMS. Notwithstanding the provisions of Section 5.6(b), Methode and Stratos shall jointly control the defense of, and cooperate with each other with respect to defending, any Third-Party Claim with respect to which each party is claiming that it is entitled to indemnification under Section 5.1 or 5.2. If either Methode or Stratos fails to defend jointly any such Third-Party Claim, the other party shall solely defend such Third-Party Claim and the party failing to defend jointly shall use all commercially reasonable efforts to cooperate with the other party in its defense of such Third-Party Claim; provided, however, that neither party may compromise or settle any such Third-Party Claim without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. All costs and expenses of either party in connection with, and during the course of, the joint control of the defense of any such Third-Party Claim shall be initially paid by the party that incurs such costs and expenses. Such costs and expenses shall be reallocated and reimbursed in accordance with the respective indemnification obligations of the parties at the conclusion of the defense of such Third-Party Claim.

         5.7. PROCEDURE FOR INDEMNIFICATION NOT INVOLVING THIRD-PARTY CLAIMS. If any Indemnitee desires to assert against an Indemnifying Party any claim for indemnification under this Article 5 other than a Third-Party Claim (a "Claim"), the Indemnitee shall deliver to the Indemnifying Party notice of its demand for satisfaction of such Claim (a "Request"), specifying in reasonable detail the amount of such Claim and the basis for asserting such Claim. Within thirty (30) days after the Indemnifying Party has been given a Request, the Indemnifying Party shall either (i) satisfy the Claim requested to be satisfied in such Request by delivering to the Indemnitee payment by wire transfer or a certified or bank cashier's check payable to the Indemnified Party in immediately available funds in an amount equal to the amount of such Claim, or (ii) notify the Indemnitee that the Indemnifying Party contests such Claim by delivering to the Indemnitee a Dispute Notice, stating that the Indemnifying Party objects to such Claim and specifying in reasonable detail the basis for contesting such Claim. Any dispute described in clause (ii) of this Section 5.7 shall be subject to the provisions of Section 6.1.

         5.8. EXCLUSIVE REMEDIES. Except for the right to pursue equitable remedies, the remedies provided in this Article 5 shall be deemed the sole and exclusive remedies of the parties with respect to the subject matters of the indemnification provisions of this Article 5.

                                    ARTICLE 6
                                  MISCELLANEOUS

         6.1. DISPUTE RESOLUTION. Except as otherwise set forth in the Ancillary Agreements, resolution of any and all disputes arising from or in connection with this Agreement, whether based on contract, tort, or otherwise (collectively, "Disputes"), shall be exclusively governed by and settled in accordance with the provisions of this Section 6.1. The parties hereto shall use all commercially reasonable efforts to settle all Disputes without resorting to mediation, arbitration, litigation or other third party dispute resolution mechanisms. If any Dispute remains unsettled, the parties hereby agree to mediate such Dispute using a mediator reasonably acceptable to all parties involved in such Dispute. If the parties are unable to resolve such dispute through mediation, each party will be free to commence proceedings for the resolution thereof. No party shall be entitled to consequential, special, exemplary or punitive damages.

         6.2. SURVIVAL. The representations and warranties contained in this Agreement shall survive the execution and delivery hereof and the Distribution until the expiration of all applicable statutes of limitations.

         6.3. ENTIRE AGREEMENT. Except as otherwise set forth in this Agreement, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all prior agreements and understandings, whether written or oral, between the parties with respect to such subject matter.

         6.4. AUTHORITY. Each of the parties hereto represents to the other that: (a) it has the corporate power and authority to execute, deliver and perform this Agreement; (b) the execution, delivery and performance of this Agreement by it has been duly authorized by all necessary corporate action; (c) it has duly and validly executed and delivered this Agreement; and (d) this


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

Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

         6.5. NOTICES. All notices and other communications hereunder shall be in writing and shall be delivered in person, by telecopy, by express or overnight mail delivered by a nationally recognized air courier (delivery charges prepaid), or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

         If to Methode:         Methode Electronics, Inc.
                                7401 W. Wilson Avenue
                                Chicago, Illinois 60706
                                Attention: Chief Executive Officer

         If to Stratos:         Stratos Lightwave, Inc.
                                7444 W. Wilson Avenue
                                Chicago, Illinois 60706
                                Attention: Chief Executive Officer
                                Telecopy No.: (708) 867-3288

or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above. Any notice or communication delivered in person shall be deemed effective on delivery or when delivery is refused. Any notice or communication sent by telecopy or by air courier shall be deemed effective on the first Business Day at the place at which such notice or communication is received following the day on which such notice or communication was sent.

         6.6. AMENDMENT AND MODIFICATION. This Agreement may not be amended or modified in any respect except by a written agreement signed by both of the parties hereto.

         6.7. BINDING EFFECT; ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon the parties hereto and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except with respect to a merger of either party with another Person, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party hereto without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.

         6.8. THIRD PARTY BENEFICIARIES. The Indemnitees and their respective successors shall be third party beneficiaries of the indemnification provisions of Article 5, as applicable, and shall be entitled to enforce those provisions and in connection with such enforcement shall be subject to Section 5.6, in each such case as fully and to the same extent as if they were parties to this Agreement. Except as provided in the previous sentence, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, and no Person (other


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

than as provided in the previous sentence) shall be deemed a third party beneficiary under or by reason of this Agreement.

         6.9. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         6.10. WAIVER. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term, but such waiver shall be effective only if it is in writing signed by the party against which such waiver is to be asserted. Unless otherwise expressly provided in this Agreement, no delay or omission on the part of any party in exercising any right under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right under this Agreement operate as a waiver of any other right under this Agreement nor shall any single or partial exercise of any right preclude any other or further exercise thereof or the exercise of any other right under this Agreement. No failure by either party to take any action or assert any right hereunder shall be deemed to be a waiver of such right in the event of the continuation or repetition of the circumstances giving rise to such right unless expressly waived in writing by the party against whom the existence of such waiver is asserted.

         6.11. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         6.12. REMEDIES. Each of Methode and Stratos shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorneys' fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. Each of Methode and Stratos acknowledges and agrees that under certain circumstances the breach by Methode or any of its Affiliates or Stratos or any of its Affiliates of a term or provision of this Agreement will materially and irreparably harm the other party, that money damages will accordingly not be an adequate remedy for such breach and that the non- defaulting party, in its sole discretion and in addition to its rights under this Agreement and any other remedies it may have at law or in equity, may apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any breach of the provisions of this Agreement.

         6.13. PERFORMANCE. Each of the parties hereto shall use all commercially reasonable efforts to cause to be performed all actions, agreements and obligations set forth herein to be performed by any Affiliate of such party.

         6.14. HEADINGS. The headings of the sections and subsections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.


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

         6.15. GOVERNING LAW. This Agreement shall be governed, construed and enforced in accordance with the internal laws of the State of Illinois, excluding any choice of law rules which may direct the application of the laws of another jurisdiction.

         6.16. CONSENT TO EXCLUSIVE JURISDICTION. Any action, suit or proceeding arising out of any claim that the parties cannot settle through good faith negotiations shall be heard and determined in any Illinois state or federal court sitting in Chicago. Each of the parties hereto hereby irrevocably and unconditionally: (i) submits to the exclusive jurisdiction of any Illinois state or federal court sitting in Chicago for any such action, suit or proceeding;
(ii) waives, and agrees not to plead or to make, any objection to the venue of any such action, suit or proceeding in the above-named courts; (iii) waives, and agrees not to plead or to make, any claim that any such action, suit or proceeding brought in the above-named courts has been brought in an improper or otherwise inconvenient forum; and (iv) waives, and agrees not to plead or to make, any claim that its is not subject personally to the jurisdiction of the above-named courts.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

                                       METHODE ELECTRONICS, INC.


                                       By: Kevin J. Hayes
                                           ------------------------------------
                                             Kevin J. Hayes
                                             Executive Vice President and
                                             Chief Financial Officer


                                       STRATOS LIGHTWAVE, INC.


                                       By: David A. Slack
                                           ------------------------------------
                                             David A. Slack
                                             Vice President, Finance and
                                             Chief Financial Officer



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